                                                                  EXHIBIT 23.(i)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated February 5, 1999, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of Pop N Go, Inc. and subsidiary. We also consent to the reference to our firm under the caption "Experts".

SINGER, LEWAK, GREENBAUM & GOLDSTEIN, LLP


Los Angeles, California
February 8, 2000